                                                                   EXHIBIT 23.2



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-95659) pertaining to the Employee Stock Purchase Plan of Sovereign Specialty Chemicals, Inc. of our report dated February 25, 2000 (Except for Note 18, as to which the date is March 23, 2000), with respect to the consolidated financial statements and schedule of Sovereign Specialty Chemicals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                      /s/ Ernst & Young LLP

Chicago, Illinois
February 25, 2000
(Except for Note 18, as to which
the date is March 23, 2000)